EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF
                           MONMOUTH COMMUNITY BANCORP

      Monmouth Community Bancorp, incorporated under the laws of the State of New Jersey on March 7, 2000 (the "Corporation"), does hereby restate its Certificate of Incorporation pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act (the "Act"), to embody in one document its original Certificate of Incorporation and the amendments thereto contained herein.

      The Corporation hereby certifies the following, which (i) sets forth in full its Certificate of Incorporation as of this date, and (ii) supercedes and replaces its original Certificate of Incorporation:

                                    ARTICLE I
                               NAME OF CORPORATION

      The name of the Corporation is Central Jersey Bancorp.

                                   ARTICLE II
                             PURPOSE OF CORPORATION

      The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Act.

                                   ARTICLE III
                                  CAPITAL STOCK

      The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is one hundred million (100,000,000) shares of common stock, par value $.01 per share.

                                   ARTICLE IV
                           REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office in the State of New Jersey is 627 Second Avenue, Long Branch, New Jersey 07740, and the Corporation's registered agent at such address is James S. Vaccaro.


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                                    ARTICLE V
                               BOARD OF DIRECTORS

      The current Board of Directors of the Corporation consists of twelve (12) directors, and the names and addresses of the directors are set forth below:

      James G. Aaron                             William H. Jewett
      10 Muncy Drive                             807 Schoolhouse Road
      West Long Branch, NJ  07764                Brielle, NJ  08730-1731

      Nicholas A. Alexander                      John F. McCann
      79 West River Road                         135 Bingham Avenue
      Rumson, NJ  07760                          Rumson, NJ  07760

      John A. Brockriede                         Paul A. Larson, Jr.
      2 Van Court Avenue                         3221 Allaire Road
      Long Branch, NJ  07740                     Wall, NJ  07719

      George S. Callas                           Mark G. Solow
      632 Valley Road                            15 Page Drive
      Brielle, NJ  08730                         Red Bank, NJ  07701

      Carl F. Chirico                            James S. Vaccaro
      631 Bayview Drive                          613 N. Edgemere Drive
      Toms River, NJ  08752                      West Allenhurst, NJ  07711

      M. Claire French                           Robert S. Vuono
      3420 Belmar Boulevard                      2162 Hidden Brook Drive
      Neptune, NJ 07753                          Wall, NJ 07719


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                                   ARTICLE VI
                LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

      To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or to any of its shareholders for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article VI shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or
(c) resulting in receipt by such person of an improper personal benefit. Any amendment to this Certificate of Incorporation, or change in law, shall not adversely affect any then existing right or protection of a director or officer of the Corporation as provided for herein.

      IN WITNESS WHEREOF, Monmouth Community Bancorp has caused this Amended and Restated Certificate of Incorporation to be executed on the 1st day of January, 2005, by a duly authorized officer.

ATTEST:                                           MONMOUTH COMMUNITY BANCORP


By: /s/ Anthony Giordano, III                    By: s/ James S. Vaccaro
    -------------------------------------            ---------------------------
Name:   Anthony Giordano, III                    Name:   James S. Vaccaro
Title:  Executive Vice President,                Title:  President and Chief
        Chief Financial Officer,                         Executive Officer
        Treasurer and Assistant Secretary

Filed By:
Paul T. Colella, Esq.
Giordano, Halleran & Ciesla, P.C.
P.O. Box 190
Middletown, New Jersey 07748


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